SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        March 3, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events




Unocal Corporation announced a major reorganization of its top management structure and a series of key executive appointments.

The new organization is led by a four-person Management Committee, chaired by Roger C. Beach, Chairman of the Board of Directors and Chief Executive Officer. This committee sets the strategic direction and investment priorities for the company. In addition to Mr. Beach, the three other members of the Management Committee are as follows:

John F. Imle, Jr., has been elected Vice Chairman of the Board of Directors. He will continue to serve as a key emissary for Unocal in its business initiatives around the world.

Timothy H. Ling has been appointed Executive Vice President, North American Energy Operations, in addition to his position as Chief Financial Officer. Mr. Ling is responsible for Spirit Energy 76, the company's U.S. lower 48 exploration and production business unit, the Unocal Global Trade group, the company's commodity trading and U.S. midstream operating unit, and the company's Canadian operations.

Reporting to Mr. Ling will be John T. Donohue, who has been named president, Spirit Energy 76, replacing John W. Schanck, who is leaving the company. Mr. Donohue was the Vice President of the company's Agricultural Products and Alaska Oil and Gas business units and has extensive experience in the company's U.S. Gulf Coast operations.

The fourth member of the Management Committee is Charles R. Williamson, who has been appointed Executive Vice President, International Energy Operations. In this position, Mr. Williamson will head up all of Unocal's energy operations and new ventures activities outside of North America.

The above appointments are effective immediately.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  March 3, 1999                        By:   /s/ JOE D. CECIL
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                                                  Joe D. Cecil
                                                  Vice President and Comptroller